Exhibit 4.1

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 17, 2006

by and between

MOHAWK INDUSTRIES, INC.,

as Issuer

and

SUNTRUST BANK,

as Trustee

$500,000,000 5.75% Senior Notes due 2011

$900,000,000 6.125% Senior Notes due 2016

- i -

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of January 17, 2006, by and between MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), and SUNTRUST BANK, a national banking corporation associated under the laws of the State of Georgia, as Trustee (the “Trustee”).

WHEREAS, the Company and the Trustee entered into that certain Indenture dated as of January 9, 2006 (as supplemented or otherwise modified from time to time, the “Indenture”) which provides for the issuance by the Company from time to time of Securities, in one or more series as provided therein;

WHEREAS, the Company has determined to issue two series of Securities as provided herein;

WHEREAS, Section 3.1 of the Indenture provides that certain terms and conditions for each series of Securities issued by the Company thereunder may be set forth in an indenture supplemental to the Indenture;

WHEREAS, Section 11.1(9) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 3.1 of the Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. DEFINITIONS

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture;

(b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c) The following terms shall have the indicated definitions and if the definition of any of the following terms differs from its respective definition set forth in the Indenture, the definition set forth herein shall control:

“Attributable Debt” means, on the date of any determination, the present value of the obligation of the lessee for Net Rental Payments during the remaining term of the lease included in a Sale and Lease-Back Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the interest rate set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes on such date of determination, in either case compounded semi-annually.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date,

(a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or

(b) if such release (or any successor release) is not published or does not contain such prices on such Business Day:

(i) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

(ii) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Consolidated Net Tangible Assets” means, on the date of any determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from that net amount:

(a) all current liabilities, and

(b) all goodwill, trademarks, trade names, patents, unamortized debt-discount and other like intangibles,

in each case as set forth on the most recently available consolidated balance sheet of the Company and the Consolidated Subsidiaries, in accordance with GAAP.

“Funded Debt” means (a) all Debt for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower (excluding any amount thereof included in current liabilities) and (b) all rental obligations payable more than 12 months from such date under leases that are capitalized in accordance with GAAP (such rental obligations to be included as Funded Debt at the amount so capitalized).

“incur” means to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition (by way of merger, consolidation or otherwise)), or otherwise become responsible for, contingently or otherwise.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Trustee after consultation with the Company.

“Net Proceeds” means, with respect to a Sale and Lease-Back Transaction, the aggregate amount of cash or cash equivalents received by the Company or a Consolidated Subsidiary, less the sum of all payments, fees, commissions and expenses incurred in connection with such Sale and Lease-Back Transaction, and less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Consolidated Subsidiary in connection with such Sale and Lease-Back Transaction in the taxable year that such Sale and Lease-Back Transaction is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

“Net Rental Payments” means, under any lease of any period, the total amount of rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Notes” has the meaning specified in Section 2.1.

“Principal Property” means any mill, manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned or leased by the Company or any Consolidated Subsidiary and the gross book value, without deduction of any depreciation reserves, of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets.

“Reference Treasury Dealer” means each of Lehman Brothers Inc. and J.P. Morgan Securities Inc. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company will substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Sale and Lease-Back Transaction” means any arrangement whereby the Company or any of its Subsidiaries has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“2011 Notes” has the meaning specified in Section 2.1.

“2016 Notes” has the meaning specified in Section 2.1.

ARTICLE II

ESTABLISHMENT OF SECURITIES

The following provisions of this Article II are made pursuant to Section 3.1 of the Indenture in order to establish and set forth the terms of the series of Securities described in Section 2.1.

SECTION 2.1. TITLE OF SECURITIES

There is hereby established a series of Securities designated the “5.75% Senior Notes due 2011” (the “2011 Notes”) and a series of Securities designated the “6.125% Senior Notes due 2016” (the “2016 Notes”, and together with the 2011 Notes, the “Notes”).

SECTION 2.2. AGGREGATE PRINCIPAL AMOUNT OF NOTES

(a) There are initially to be authenticated and delivered $500,000,000 principal amount of the 2011 Notes. Such principal amount of the 2011 Notes may be increased from time to time pursuant to Section 3.1 of the Indenture.

(b) There are initially to be authenticated and delivered $900,000,000 principal amount of the 2016 Notes. Such principal amount of the 2016 Notes may be increased from time to time pursuant to Section 3.1 of the Indenture.

All Notes of a given series need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes of such series. Any such additional Notes will have the same ranking, interest rate, maturity date, redemption rights and other terms as the applicable series of Notes initially issued and any such additional Notes, together with the applicable series of Notes initially issued, will constitute a single series of Securities under the Indenture.

Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 3.4, 3.7, 3.8 and 11.5 of the Indenture.

The Notes shall be issued in registered form without coupons. The 2011 Notes shall be in substantially the form of Exhibit A hereto and the 2016 Notes shall be in substantially the form of Exhibit B hereto. The form of the Trustee’s certificate of authentication for each series of Notes shall be in substantially the form set forth in the applicable form of Note attached hereto. Each Note shall be dated the date of authentication thereof. The entire initially issued principal amount of each series of the Notes shall initially be evidenced by one or more Global Securities registered in the name of Cede & Co., as nominee for The Depository Trust Company. The Notes shall not be issuable in definitive form except under the limited circumstances specified in Section 3.7 of the Indenture.

SECTION 2.3. PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES

The 2011 Notes will mature on January 15, 2011 and will bear interest at the rate of 5.75% per annum, subject to adjustment as provided for in the terms of the 2011 Notes. The 2016 Notes will mature on January 15, 2016 and will bear interest at the rate of 6.125% per annum, subject to adjustment as provided for in the terms of the 2016 Notes. Interest on each series of the Notes will be payable semi-annually, in cash, in arrears on January 15 and July 15 of each year, commencing on July 15, 2006, to the Holders thereof at the close of business on the immediately preceding January 1 and July 1 of each year. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the Notes. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.4. DENOMINATIONS

The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SECTION 2.5. REDEMPTION

The Company may, at its option, redeem some or all of either series of the Notes at any time and from time to time at a Redemption Price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the applicable Redemption Date:

(a) 100% of the principal amount of the Notes to be redeemed; and

(b) as determined by an Independent Investment Banker, the sum of the present values of the principal amount and the remaining scheduled payments of interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the applicable Redemption Date), discounted to the applicable Redemption Date in accordance with customary market practice on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 0.300% for the 2011 Notes and 0.375% for the 2016 Notes.

The Redemption Prices of Notes to be redeemed will be calculated assuming a 360-day year consisting of twelve 30-day months. Notice of redemption of either series of Notes will be given as provided in Section 4.4 of the Indenture. If the Company redeems less than all of a particular series of Notes, the Trustee will select the particular Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate and as otherwise provided in the Indenture.

Unless the Company defaults in the payment of the Redemption Price, on and after the applicable Redemption Date, interest will cease to accrue on the Notes of the applicable series or portions of the Notes of the applicable series called for redemption.

SECTION 2.6. SINKING FUND

The Notes shall not have the benefit of a sinking fund.

SECTION 2.7. PAYING AGENT

The Trustee shall initially serve as Paying Agent with respect to the Notes, with the Place of Payment for all Notes initially being the Corporate Trust Office of the Trustee.

SECTION 2.8. LIMITATION ON LIENS

(a) The Company shall not, and shall not permit any Consolidated Subsidiary to, incur any Debt secured by a Lien on any Principal Property or any shares of capital stock of any Consolidated Subsidiary (in each case, whether now owned or hereafter acquired) without making effective provision that the Notes shall be secured equally and ratably with (or prior to) such secured Debt, unless, after giving effect to such incurrence transaction and any simultaneous permanent repayment of any secured Debt (applying Article 11 of Regulation S-X to such transaction and repayment as and to the extent applicable), the aggregate amount of all Debt secured by a Lien on any Principal Property or on any shares of capital stock of any Consolidated Subsidiary, together with all Attributable Debt of the Company and its Consolidated Subsidiaries in respect of Sale and Lease-Back Transactions involving Principal Properties, would not exceed 10% of the Consolidated Net Tangible Assets of the Company and the Consolidated Subsidiaries. The aggregate amount of all secured Debt referred to in the preceding sentence shall exclude any then existing secured Debt that has been secured equally and ratably with the Notes.

(b) The restriction set forth in paragraph (a) above shall not apply to, and there shall be excluded from secured Debt in any computation under the restriction in (a) above or under the restriction in Section 2.9(a)(1), Debt secured by:

(1) Liens on any property existing at the time of acquisition thereof; provided that (A) any such Lien was (i) in existence prior to the date of such acquisition, (ii) was not incurred in anticipation thereof and (iii) does not extend to any other property, and (B) the principal amount of Debt secured by each such Lien does not exceed the cost to the Company or such Consolidated Subsidiary of the property subject to the Lien, as determined in accordance with GAAP;

(2) Liens in favor of the Company or a Consolidated Subsidiary;

(3) Liens in favor of governmental bodies to secure progress or advance payments pursuant to any contract or provision of any statute;

(4) Liens created or incurred in connection with an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between the Company or a Consolidated Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency;

(5) Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving the property, or to secure Debt incurred for any such purpose; provided that (A) any such Lien relates solely to the property subject to the Lien and (B) the principal amount of Debt secured by each such Lien (i) was incurred concurrently with, or within 18 months of, such acquisition, repair, alteration, construction, development or improvement and (ii) does not exceed the cost to the Company or such Consolidated Subsidiary of the property subject to the Lien, as determined in accordance with GAAP; and

(6) any extension, renewal or replacement of any Lien referred to above; provided that (A) such extension, renewal or replacement Lien (i) will be limited to the same property that secured the Lien so extended, renewed or replaced and (ii) will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and (B) such principal amount of Debt so secured shall continue to be included in the computation in paragraph (a) of this Section 2.8 and in Section 2.9(a)(1) to the extent so included at the time of such extension, renewal or replacement.

For purposes of this Section 2.8, an “acquisition” of property (including real, personal or intangible property or shares of capital stock or Debt) shall include any transaction or series of transactions by which the Company or a Consolidated Subsidiary acquires, directly or indirectly, an interest, or an additional interest (to the extent thereof), in such property, including an acquisition through merger or consolidation with, or an acquisition of an interest in, a Person owning an interest in such property.

This Section 2.8 has been included in this Supplemental Indenture expressly and solely for the benefit of the Notes.

SECTION 2.9. LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

(a) The Company shall not, and shall not permit any of its Consolidated Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless:

(1) after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale and Lease-Back Transactions plus the aggregate amount of Debt secured by Liens incurred without equally and ratably securing the Securities pursuant to Section 2.8 would not exceed 10% of the Consolidated Net Tangible Assets of the Company and the Consolidated Subsidiaries; or

(2) within 180 days of such Sale and Lease-Back Transaction, the Company or such Consolidated Subsidiary applies to (A) the prepayment or retirement, and in either ease, the permanent reduction, of Funded Debt of the Company or any Consolidated Subsidiary (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount); provided, however, that the amount to be applied to the prepayment or retirement of such Funded Debt of the Company or of a Consolidated Subsidiary shall be reduced by an amount equal to the principal amount of any Notes (or other notes or debentures constituting such Funded Debt) delivered within such 180-day period to the Trustee or other applicable trustee for retirement and cancellation; and provided further, however, that, notwithstanding the foregoing, no prepayment or retirement referred to in this clause (A) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any other mandatory prepayment or retirement provision, or (B) the purchase of other property that will constitute Principal Property having a fair market value, in the opinion of the Board of Directors, at least equal to the fair market value of the Principal Property leased in such Sale and Lease-Back transaction, an amount not less than the greater of:

(i) the Net Proceeds of the Sale and Lease-Back Transaction; and

(ii) the fair market value (which shall be determined in a manner approved by the Board of Directors of the Company) of the Principal Property so leased at the time of such transaction;

(b) The restriction set forth in paragraph (a) above shall not apply to any Sale and Lease-Back Transaction, and there shall be excluded from Attributable Debt in any computation described in this Section 2.9 or in Section 2.8(a) with respect to any such transaction:

(1) solely between the Company and a Consolidated Subsidiary or solely between Consolidated Subsidiaries;

(2) financed through an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between the Company or a Consolidated Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency; or

(3) in which the applicable lease is for a period, including renewal rights, of three years or less.

This Section 2.9 has been included in this Supplemental Indenture expressly and solely for the benefit of the Notes.

SECTION 2.10. DEFEASANCE

The provisions of Sections 10.2 and 10.3 of the Indenture, together with the other provisions of Article X of the Indenture, shall be applicable to both series of the Notes. The provisions of Section 10.3 of the Indenture shall apply to the covenants set forth in Sections 2.8 and 2.9 of this Supplemental Indenture and to those covenants specified in Section 10.3 of the Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1. RECITALS BY COMPANY

The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 3.2. APPLICATION TO NOTES ONLY

Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes established hereby and not to any future series of Securities established under the Indenture.

SECTION 3.3. BENEFITS

Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself of any benefit under any provision of the Indenture, the Notes or this Supplemental Indenture.

SECTION 3.4. EFFECTIVE DATE

This Supplemental Indenture shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

SECTION 3.5. RATIFICATION

As supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect.

SECTION 3.6. COUNTERPARTS

This Supplemental Indenture may be executed in multiple counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 3.7. GOVERNING LAW

THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

MOHAWK INDUSTRIES, INC.,
a Delaware corporation

By:	/s/ Scott R. Veldman
Name:	Scott R. Veldman
Title:	Vice President and Treasurer

SUNTRUST BANK, as Trustee

By:	/s/ George Hogan
Name:	George Hogan
Title:	Vice President

EXHIBIT A

FORM OF

5.75% SENIOR NOTE DUE 2011

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

MOHAWK INDUSTRIES, INC.

$500,000,000

5.75% SENIOR NOTE DUE 2011

No. R-	CUSIP No. 608190AG9
ISN No. US608190AG93

Mohawk Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns (the “Holder”), the principal sum of                          Dollars

*	Insert in Global Securities

($            ) on January 15, 2011 and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from and including the date of issuance, semi-annually, in cash, in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”) commencing on July 15, 2006, at a rate of 5.75% per annum, subject to adjustment in accordance with the terms set forth on the reverse hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2011 Note (or one or more Predecessor Securities) is registered at the close of business on January 1 and July 1 of each year (each, a “Regular Record Date”); provided that the interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 2011 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of 2011 Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the 2011 Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

Payments of interest on the 2011 Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 2011 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the 2011 Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest on the 2011 Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any 2011 Note being made upon surrender of such 2011 Note to a Paying Agent; provided, however, that payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this 2011 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2011 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	MOHAWK INDUSTRIES, INC.

By:
Name:
Title:

By:
Name:
Title:

[Trustee’s Certificate of Authentication on Next Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

SUNTRUST BANK,
as Trustee

Dated:	By:
Authorized Signatory

REVERSE OF SENIOR 2011 NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of January 9, 2006, as supplemented by a First Supplemental Indenture dated as of January 17, 2006 (collectively, as amended or supplemented from time to time, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and SunTrust Bank, a national banking corporation associated under the laws of the State of Georgia, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “2011 Notes”) which is unlimited in aggregate principal amount.

If the debt rating applicable to the 2011 Notes from Moody’s Investors Service, Inc. (“Moody’s”) is decreased to a rating set forth in the immediately following table, the interest rate on the 2011 Notes will increase from the interest rate set forth on the face of the 2011 Notes by the percentage set opposite that rating in such table:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

If the debt rating applicable to the 2011 Notes from Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. (“S&P”) is decreased to a rating set forth in the immediately following table, the interest rate on the 2011 Notes will increase from the interest rate set forth on the face of the 2011 Notes by the percentage set opposite that rating in such table:

Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

If Moody’s or S&P subsequently increases its debt rating applicable to the 2011 Notes (each a “rating”) to any of the threshold ratings set forth in the applicable table above, the interest rate on the 2011 Notes will be decreased such that the interest rate for the 2011 Notes equals the interest rate set forth on the face of the 2011 Notes plus the percentages set opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the 2011 Notes be reduced to below the interest rate set forth on the face of the 2011 Notes, and (2) the total increase in the interest rate on the 2011 Notes exceed

2.00% above the interest rate set forth on the face of the 2011 Notes. If Moody’s increases its rating to Baa2 and S&P increases its rating to BBB, the interest rate on the 2011 Notes will remain at, or be decreased to, as the case may be, the interest rate set forth on the face of the 2011 Notes and no subsequent downgrades in a rating by either Moody’s or S&P shall result in an adjustment of the interest rate on the 2011 Notes as provided herein.

If either Moody’s or S&P ceases to provide a rating, any subsequent increase or decrease in the interest rate of the 2011 Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the 2011 Notes shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating.

If both Moody’s and S&P cease to provide a rating, the interest rate of the 2011 Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate set forth on the face of the 2011 Notes.

Any interest rate increase or decrease, as described above, will take effect as of the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from and including the date of issuance of this 2011 Note. The Company shall give the Trustee a notice in writing should the interest rate on the 2011 Notes be required to be increased or decreased pursuant to the terms described above no later than the Business Day immediately following the date on which a change in the interest rate is required to be made as provided above.

The 2011 Notes are redeemable, in whole or in part, at any time, in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to the 2011 Notes shall occur and be continuing, the principal of the 2011 Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2011 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2011 Note and of any 2011 Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2011 Note.

As provided in and subject to the provisions of the Indenture, the Holder of this 2011 Note shall not have the right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2011 Notes, the Holders of not less than 25% in aggregate principal amount of the 2011 Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been give to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding 2011 Notes. The foregoing shall not apply to any suit instituted by the Holder of this 2011 Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of the 2011 Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the 2011 Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2011 Note is registrable in the Security Register, upon surrender of this 2011 Note for registration of transfer at the office or agency of the Company in a Place for Payment for this 2011 Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2011 Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The 2011 Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the 2011 Notes are exchangeable for a like aggregate principal amount of 2011 Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the 2011 Note or 2011 Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange of the 2011 Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this 2011 Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this 2011 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this 2011 Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	__________________________________________ Custodian for
(Cust)

__________________________________________
(Minor)

Under Uniform Gifts to Minors Act of

__________________________________________
(State)

Additional abbreviations may also be used though not on the above list.

To assign this 2011 Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

_____________________________________________________________________________________________________

(please insert Social Security or other identifying number of assignee)

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within 2011 Note and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

agent to transfer said 2011 Note on the books of the Company, with full power of substitution in the premises.

Dated:                     ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

EXHIBIT B

FORM OF

6.125% SENIOR NOTE DUE 2016

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

MOHAWK INDUSTRIES, INC.

$900,000,000

6.125% SENIOR NOTE DUE 2016

No. R-	CUSIP No. 608190AH7
ISN No. US608190AH76

Mohawk Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns (the “Holder”), the principal sum of                      Dollars

*	Insert in Global Securities

($            ) on January 15, 2016 and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from and including the date of issuance, semi-annually, in cash, in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”) commencing on July 15, 2006, at a rate of 6.125% per annum, subject to adjustment in accordance with the terms set forth on the reverse hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2016 Note (or one or more Predecessor Securities) is registered at the close of business on January 1 and July 1 of each year (each, a “Regular Record Date”); provided that the interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 2016 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of 2016 Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the 2016 Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

Payments of interest on the 2016 Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 2016 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the 2016 Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest on the 2016 Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any 2016 Note being made upon surrender of such 2016 Note to a Paying Agent; provided, however, that payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this 2016 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2016 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	MOHAWK INDUSTRIES, INC.

By:
Name:
Title:

By:
Name:
Title:

[Trustee’s Certificate of Authentication on Next Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

SUNTRUST BANK,
as Trustee

Dated:	By:
Authorized Signatory

REVERSE OF SENIOR 2016 NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of January 9, 2006, as supplemented by a First Supplemental Indenture dated as of January 17, 2006 (collectively, as amended or supplemented from time to time, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and SunTrust Bank, a national banking corporation associated under the laws of the State of Georgia, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “2016 Notes”) which is unlimited in aggregate principal amount.

If the debt rating applicable to the 2016 Notes from Moody’s Investors Service, Inc. (“Moody’s”) is decreased to a rating set forth in the immediately following table, the interest rate on the 2016 Notes will increase from the interest rate set forth on the face of the 2016 Notes by the percentage set opposite that rating in such table:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

If the debt rating applicable to the 2016 Notes from Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. (“S&P”) is decreased to a rating set forth in the immediately following table, the interest rate on the 2016 Notes will increase from the interest rate set forth on the face of the 2016 Notes by the percentage set opposite that rating in such table:

Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

If Moody’s or S&P subsequently increases its debt rating applicable to the 2016 Notes (each a “rating”) to any of the threshold ratings set forth in the applicable table above, the interest rate on the 2016 Notes will be decreased such that the interest rate for the 2016 Notes equals the interest rate set forth on the face of the 2016 Notes plus the percentages set opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the 2016 Notes be reduced to below the interest rate set forth on the face of the 2016 Notes, and (2) the total increase in the interest rate on the 2016 Notes exceed

2.00% above the interest rate set forth on the face of the 2016 Notes. If Moody’s increases its rating to Baa2 and S&P increases its rating to BBB, the interest rate on the 2016 Notes will remain at, or be decreased to, as the case may be, the interest rate set forth on the face of the 2016 Notes and no subsequent downgrades in a rating by either Moody’s or S&P shall result in an adjustment of the interest rate on the 2016 Notes as provided herein.

If either Moody’s or S&P ceases to provide a rating, any subsequent increase or decrease in the interest rate of the 2016 Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the 2016 Notes shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating.

If both Moody’s and S&P cease to provide a rating, the interest rate of the 2016 Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate set forth on the face of the 2016 Notes.

Any interest rate increase or decrease, as described above, will take effect as of the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from and including the date of issuance of this 2016 Note. The Company shall give the Trustee a notice in writing should the interest rate on the 2016 Notes be required to be increased or decreased pursuant to the terms described above no later than the Business Day immediately following the date on which a change in the interest rate is required to be made as provided above.

The 2016 Notes are redeemable, in whole or in part, at any time, in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to the 2016 Notes shall occur and be continuing, the principal of the 2016 Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2016 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2016 Note and of any 2016 Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2016 Note.

As provided in and subject to the provisions of the Indenture, the Holder of this 2016 Note shall not have the right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2016 Notes, the Holders of not less than 25% in aggregate principal amount of the 2016 Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been give to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding 2016 Notes. The foregoing shall not apply to any suit instituted by the Holder of this 2016 Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of the 2016 Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the 2016 Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2016 Note is registrable in the Security Register, upon surrender of this 2016 Note for registration of transfer at the office or agency of the Company in a Place for Payment for this 2016 Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2016 Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The 2016 Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the 2016 Notes are exchangeable for a like aggregate principal amount of 2016 Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the 2016 Note or 2016 Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange of the 2016 Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this 2016 Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this 2016 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this 2016 Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	_____________________________ Custodian for
(Cust)

_____________________________ (Minor)

Under Uniform Gifts to Minors Act of

_____________________________ (State)

Additional abbreviations may also be used though not on the above list.

To assign this 2016 Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

_____________________________________________________________________________________________________

(please insert Social Security or other identifying number of assignee)

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within 2016 Note and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

agent to transfer said 2016 Note on the books of the Company, with full power of substitution in the premises.

Dated:                         ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.